Filed Pursuant to Rule 424(b)(3)

Registration No. 333-283573

PROSPECTUS

4,649,283 Shares of Common Stock

Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the resale of up to 4,649,283 shares of common stock, $0.001 par value per share (the “Common Stock”), of Peraso Inc. (the “Company,” “we,” “our” or “us”) by the Selling Stockholders listed in this prospectus or their permitted transferees (the “Selling Stockholders”). The shares of Common Stock registered for resale pursuant to this prospectus consist of (i) 2,246,030 shares of Common Stock (the “Series C Warrant Shares”) issuable upon the exercise of Series C warrants (the “Series C Warrants”), (ii) 2,246,030 shares of Common Stock (the “Series D Warrant Shares” and together with the Series C Warrant Shares, the “Common Warrant Shares”) issuable upon the exercise of Series D warrants (the “Series D Warrants” and together with the Series C Warrants, the “Common Warrants”), and (iii) 157,223 shares of Common Stock (the “Placement Agent Warrant Shares” and together with the Common Warrant Shares, the “Warrant Shares”) issuable upon the exercise of certain warrants issued to our placement agent (the “Placement Agent Warrants” and together with the Common Warrants, the “Warrants”). The Warrants were issued to the Selling Stockholders and our placement agent in a private placement offering (the “Private Placement”), which closed on November 6, 2024.

For additional information about the Private Placement, see “Private Placement.”

The Common Warrants have an exercise price of $1.61 per share. The Series C Warrants are exercisable until the six-month anniversary of the date of issuance. The Series D Warrants are exercisable until the five-year anniversary of the date of issuance. The Placement Agent Warrants have substantially the same terms as the Series C Warrants, except that the Placement Agent Warrants have an exercise price of $1.625 and are exercisable until the five-year anniversary of the date of issuance.

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in their shares of Common Stock on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the shares of Common Stock by the Selling Stockholders. However, we will receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds” beginning on page 12 and “Plan of Distribution” beginning on page 13 of this prospectus for more information.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PRSO.” On December 2, 2024, the last reported sale price of our Common Stock as reported on The Nasdaq Capital Market was $0.929.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on March 29, 2024 and our other filings we make with the Securities and Exchange Commission from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders named in this prospectus may offer and sell the shares of Common Stock described in this prospectus in one or more offerings. Any accompanying prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference, as described under the heading “Where You Can Find More Information,” before investing in the shares of Common Stock offered hereby.

You should rely only on the information that we have included or incorporated by reference into this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. This prospectus, any accompanying prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

For investors outside the United States, neither we nor the Selling Stockholders have done anything that would permit this offering, or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus, in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus, any applicable prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus to “Peraso,” “the Company,” “we,” “us,” “our” and similar terms refer to Peraso Inc., a Delaware corporation, and its consolidated subsidiaries.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

Trademarks, service marks or trade names of any other companies appearing in this prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us, and/or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

Note Regarding Reverse Stock Split

We effected a reverse stock split of our outstanding Common Stock at a ratio of 1-for-40, effective as of January 2, 2024. All share and per-share amounts in this prospectus supplement have been restated to reflect the reverse stock split.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

We are a fabless semiconductor company focused on the development and sale of: i) millimeter wavelength wireless technology (“mmWave”) semiconductor devices and antenna modules based on our proprietary semiconductor devices and ii) performance of non-recurring engineering, or NRE, services and licensing of intellectual property (“IP”). Our primary focus is the development of mmWave, which is generally described as the frequency band from 24 Gigahertz (“GHz”) to 300 GHz. Our mmWave products enable a range of applications including: multi-gigabit point-to-point (“PtP”) wireless links with a range of up to 25 kilometers and operating in the 60 GHz frequency band; multi-gigabit point-to-multi-point (“PtMP”) links in the 60 GHz frequency band used to provide fixed wireless access (“FWA”) services; FWA in the 5G operating bands from 24 GHz to 43 GHz to provide multi-gigabit capability and low latency connections; military communications; and consumer applications, such as high performance wireless video streaming and untethered augmented reality and virtual reality. We also have a line of memory-denominated integrated circuits (“ICs”) for high-speed cloud networking, communications, security appliance, video, monitor and test, data center and computing markets that deliver time-to-market, performance, power, area and economic benefits for system original equipment manufacturers. As discussed below, we initiated an end-of-life of these products in 2023.

Our Products

Our primary focus is the development, marketing and sale of our mmWave products.

mmWave ICs

Currently, there are two industry standards that incorporate mmWave technology for wireless communications: (i) license-free: IEEE 802.11ad/ay and (ii) licensed: 3GPP Release 15-17 (commonly referred to as 5G). We have developed and continue to develop products that conform to these standards. To date, we have not sold any 5G products.

Our first mmWave IC product line operates in the license-free 60 GHz band and conforms to the IEEE 802.11ad standard. This product line includes a baseband IC, several variations of mmWave radio frequency (“RF”) ICs, and associated antenna technology.

Our 60 GHz IEEE802.11ad products have two very important advantages over traditional 2.4 GHz / 5 GHz Wi-Fi products: very high data rates (up to 3.0 Gigabits per second (“Gb/s”)) and low latency, i.e., less than 5 milliseconds (“ms”). The first application that had traction was outdoor broadband, including applications such as PtP backhaul links or FWA using PtMP links. As the spectrum is unlicensed (free), wireless Internet service providers (“WISPs”) can provide services without having to procure expensive wireless spectrum licenses. We believe that our mmWave technology can be deployed quickly and cost effectively in rural and suburban environments, including in remote and low-income regions where residents often have poor Internet quality. While carriers can provide fiber access, the cost of fiber deployment can be prohibitive and trenching for fiber is time consuming and can limit the rate at which new subscribers are added. Our mmWave products enable WISPs to deploy broadband service using low-cost terminals and infrastructure and avoid the costs of deploying cable or fiber.

We are a leading supplier of semiconductors in the mmWave PtP and PtMP markets. We are currently shipping to leading equipment suppliers in this space, as well as directly to service providers that are building their own equipment. We believe we bring certain advantages to the market. First, our products support the spectrum from 66 GHz to 71 GHz, which is often referred to as channels 5 and 6 in the 802.11ad/ay specifications. The key advantage in supporting these channels is that the signals are able to propagate much further than channels 1 through 4; this is a result of significantly lower oxygen absorption at frequencies above 66 GHz. To date, our FWA customers have achieved links in the range of 25 kilometers, which is substantially longer than any past 60 GHz links.

In the indoor area, the 802.11ad technology is ideal for high-speed, low-latency video applications. In indoor applications, our products can support 3Gb/s links with under 5 ms of latency. Example applications include:

●	AR/VR links between the headset and the video console;

●	USB video cameras for corporate video conferencing;

●	wireless security cameras; and

●	smart factory safety and surveillance.

Our mmWave ICs have been in volume production since 2018. A core competency of the Company is phased-array technology, or beamforming, in which an array of antenna elements work in unison to create a focused RF beam. Through adjustment of the relative phase of the antenna signals, the beams can be directed to support robust wireless connection. We are a leader in the production of mmWave devices and have pioneered a high-volume production test methodology using standard low-cost production test equipment. It has taken us several years to refine performance of this production test methodology, and we believe this places us in a leadership position in addressing operational challenges of delivering mmWave products into high-volume markets.

Our second product line addresses the 5G mmWave opportunity. Given our extensive experience in the development of mmWave technology, 5G mmWave is a logical adjacent and larger market. We have commenced sampling a highly integrated 5G mmWave beamformer IC, which operates from the 24 GHz to 43 GHz frequency range. The device supports dual-stream multiple input, multiple output, or MIMO, with two 16-channel beamforming arrays. In June 2023, we announced a collaboration with pSemi, a Murata company, for the development of a 5G customer premise receiver utilizing our beamformer IC and pSemi’s up-down converter IC. The goals of the collaboration are to reduce the number of components and cost of each RF module to promote faster time to market for more rapid deployment by prospective customers.

mmWave Antenna Modules

In the second half of 2021, we augmented our business model to produce and sell complete mmWave antenna modules for license-free 60 GHz applications. The primary advantage provided by our antenna modules is that our proprietary mmWave ICs and the antenna are integrated into a single device. A differentiating characteristic of mmWave technology is that the RF amplifiers must be as close as possible to the antenna to minimize loss. With our module, we can guarantee the performance of the amplifier/antenna interface and simplify customers’ RF engineering, facilitating more opportunities for customer prospects that have not provided RF-type systems, as well as shortening the time to market for new products. It is possible for third parties to provide competitive module products, but, because we utilize our mmWave ICs and incorporate our proprietary mmWave antenna IP, we can provide a highly-competitive solution based on our internally-owned and developed module components.

During 2022, we launched our PERSPECTUS family of mmWave antenna modules to enable WISPs to offer high-capacity FWA networks in the unlicensed 60-GHz spectrum. The PERSPECTUS product family includes a new generation of integrated 60 GHz mmWave antenna modules and enhanced software for PtMP FWA applications. Our PERSPECTUS products allow rapid development of low-cost network equipment utilizing over 14 GHz of spectrum to provide multi-gigabit access services. Leveraging our integrated phased-array antennas and operating in the upper channels of the band, link ranges from 1.5 kilometers up to extended ranges of 30 kilometers can be achieved using a parabolic reflector.

Additionally, we have established an innovative user arbitration protocol called DUNE that is specifically designed to optimize network performance in dense urban environments using our PERSPECTUS antenna modules. DUNE is a result of our decade-long experience in mmWave technology and in-house development of the intellectual property incorporated in media access control, which controls the hardware, the physical layer, which controls the physical connection and software drivers, as well as novel antenna designs and beamforming algorithms. DUNE takes a multi-level approach to reducing contention and interference by incorporating both physical, e.g. antenna and beamforming, and protocol-level innovations.

Memory

We acquired a memory product line comprising our Bandwidth Engine IC products. These products integrate our proprietary, 1T-SRAM high-density embedded memory and a highly-efficient serial interface protocol resulting in a monolithic memory IC solution optimized for memory bandwidth and transaction access performance. Taiwan Semiconductor Manufacturing Corporation, or TSMC, is the sole foundry that manufactures the wafers used to produce our memory IC products. TSMC has informed us that TSMC is discontinuing the foundry process used to produce wafers, in turn, necessary to manufacture our memory ICs. As a result, in May 2023, we initiated an end-of-life, or EOL, of our memory IC products, and we commenced initial EOL shipments during the quarter ended September 30, 2023. We have requested customers to pay a deposit upon purchase order placement to reserve supply and provide funding for our required inventory purchases. In addition, we have requested customers to accelerate payments to improve our cash flows. Under our EOL plan, we expect shipments of our memory products to continue through March 31, 2025. However, the timing of EOL shipments will be dependent on receipt of additional purchase orders from customers, deliveries from our suppliers, and the delivery schedules requested by our customers.

We have ceased and do not intend to expend any development efforts or funds to develop new memory products. We believe our Bandwidth Engine IC products will provide us with meaningful revenue and gross margin contributions through March 31, 2025, as we complete the EOL of these products. We intend to continue to devote substantially all of our research and development efforts toward further expanding our mmWave technology portfolio and expanding our product offerings.

Corporate History and Information

We were formerly known as MoSys, Inc., and we were incorporated in California in 1991 and reincorporated in 2000 in Delaware. On September 14, 2021, we and our subsidiaries, 2864552 Ontario Inc. and 2864555 Ontario Inc., entered into an Arrangement Agreement (the “Arrangement Agreement”) with Peraso Tech, a corporation existing under the laws of the province of Ontario, to acquire all of the issued and outstanding common shares of Peraso Tech (the “Peraso Shares”), including those Peraso Shares to be issued in connection with the conversion or exchange of secured convertible debentures and common share purchase warrants of Peraso Tech, as applicable, by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario). On December 17, 2021, following the satisfaction of the closing conditions set forth in the Arrangement Agreement, the Arrangement was completed and we changed our name to “Peraso Inc.” and began trading on Nasdaq under the symbol “PRSO.”

Our principal corporate offices are located at 2309 Bering Drive, San Jose, California 95131. Our telephone number is (408) 418-7500. The address of our website is www.perasoinc.com. The information provided on or accessible through our website (or any other website referred to in the registration statement, of which this prospectus forms a part) is not part of the registration statement, of which this prospectus forms a part.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholders	Up to 4,649,283 shares of Common Stock issuable upon exercise of the Warrants.

Use of Proceeds	We will not receive any proceeds from the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants, if any, for general corporate purposes, which may include research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures. Please see the section entitled see “Use of Proceeds” on page 12 of this prospectus for a more detailed discussion.

Nasdaq Capital Market symbol	Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “PRSO.” There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 5 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 29, 2024, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the following risks and uncertainties as well as the risks and uncertainties described under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023 and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business, operating results, prospects or financial condition. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline and you might lose all or part of your investment.

A sale of a substantial number of shares of Common Stock by the Selling Stockholders could cause the price of our Common Stock to decline.

The shares of Common Stock covered by this prospectus represent a large number of shares of our Common Stock, and, following the effectiveness of the registration statement of which this prospectus forms a part, such shares of Common Stock may be sold by the Selling Stockholders in the public market without restriction. If the Selling Stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of the shares of Common Stock in the public market, the price of our Common Stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, liquidity, future revenue, projected expenses, results of operations, prospects, plans and objectives of management are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors.

We based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in this prospectus, and under a similar heading in any other annual, periodic or current report incorporated by reference into this prospectus or that we may file with the SEC in the future.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge quickly and from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

You should also read carefully the factors described in the “Risk Factors” section of this prospectus, and under a similar heading in any other annual, periodic or current report incorporated by reference into this prospectus, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. You are advised to consult any further disclosures we make on related subjects in our future public filings.

PRIVATE PLACEMENT

On November 5, 2024, we entered into inducement offer letter agreements (collectively, the “Inducement Letters”) with certain holders (the “Holders”) of our existing Series B warrants to purchase up to an aggregate of 2,246,030 shares of Common Stock, issued to the Holders on February 8, 2024 (the “Existing Warrants”). The Existing Warrants had an exercise price of $2.25 per share. Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants at a reduced exercise price of $1.30 per share in consideration for our agreement to issue in a private placement the Common Warrants to the Holders. In connection with the Private Placement, we also agreed to reduce the exercise price of the Existing Warrants to purchase an aggregate of 1,728,490 shares of Common Stock for all holders of the Existing Warrants not participating in the Private Placement to $1.30 per share; such Existing Warrants expired on November 8, 2024. The Common Warrants were issued on November 6, 2024. We received aggregate gross proceeds of approximately $2.9 million from the exercise of the Existing Warrants, before deducting placement agent fees and other offering expenses payable by us.

Pursuant to the Inducement Letters, we agreed to file a registration statement on Form S-3 providing for the resale of the Common Warrant Shares within 30 calendar days of November 5, 2024 and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 60 calendar days (or 90 calendar days if the SEC notifies us that it will “review” such registration statement) following the initial filing of such registration statement and to keep such registration statement effective until the earlier of (i) the time that no Holder owns any Common Warrants or Common Warrant Shares or (ii) the Delegend Date (as defined in the Inducement Letters). We have filed the registration statement of which this prospectus forms a part pursuant to the Inducement Letters.

Further, pursuant to the Inducement Letters, we agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 30 days after November 5, 2024. We also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Inducement Letters) until 120 calendar days after November 5, 2024 (subject to certain exceptions).

We engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to act as our exclusive placement agent in connection with the transactions summarized above and paid Ladenburg a cash fee equal to 8.0% of the gross proceeds received from the Holders’ exercise of their Existing Warrants, as well as a management fee equal to 1.0% of the total gross proceeds from the exercise of such warrants. We also reimbursed Ladenburg for its expenses in connection with the Private Placement in an amount of $30,000. In addition, in connection with the transactions summarized above, we issued Ladenburg and its designees the Placement Agent Warrants.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below of up to an aggregate 4,649,283 shares of our Common Stock issuable upon the exercise of the Warrants. The Selling Stockholders acquired their securities in the transactions described above under the heading “Private Placement.”

The Warrants held by the Selling Stockholders contain limitations which prevent the holders from exercising such Warrants if such exercise would cause the Selling Stockholder, together with certain related parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or, at the election of the holder, 9.99%) of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination, shares of Common Stock issuable upon exercise of the Warrants that have not been exercised.

The table below sets forth, as of November 8, 2024, the following information regarding the Selling Stockholders:

●	the names of the Selling Stockholders;

●	the number of shares of Common Stock owned by the Selling Stockholders prior to this offering, without regard to any beneficial ownership limitations contained in the Warrants;

●	the number of shares of Common Stock to be offered by the Selling Stockholders in this offering;

●	the number of shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus; and

●	the percentage of our issued and outstanding shares of Common Stock to be owned by Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of November 8, 2024.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholder has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of November 8, 2024.

All information with respect to the Common Stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of Common Stock owned beneficially that are covered by this prospectus, but will not sell any other shares of Common Stock presently owned. Except as set forth below, the Selling Stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholder	Shares Owned Prior to Offering (1)		Shares Offered by this Prospectus (1)	Shares Owned After Offering	Percentage of Shares Beneficially Owned After Offering (2)
Iroquois Master Fund, Ltd.	619,040	(3)	247,616	371,424	4.34%
Iroquois Capital Investment Group, LLC	1,761,910	(4)	704,764	1,057,146	9.99%
Brio Capital Master Fund Ltd.	3,907,277	(5)	1,904,760	2,002,517	4.99%
District 2 Capital Fund LP	2,134,920	(6)	1,000,000	1,134,920	4.99%
Bigger Capital Fund, LP	1,145,937	(7)	634,920	511,017	4.99%
Ladenburg Thalmann & Co. Inc.	118,532	(8)	62,889	55,643	*
David Coherd	9,433	(9)	9,433	—	—
Andrew Moorefield	9,433	(10)	9,433	—	—
Nicholas Stergis	154,216	(11)	70,751	83,465	*
Marc Weinberger	4,717	(12)	4,717	—	—

*	Less than 1.0%

(1)	Includes the Warrant Shares, although the Warrants are subject to 4.99% (or, at the election of the holder, 9.99%) beneficial ownership limitations, as applicable.

(2)	Percentages are based on 8,567,667 shares of Common Stock and Exchangeable Shares to be issued and outstanding as of November 8, 2024 (assuming the issuance of the Warrant Shares upon exercise of the Warrants on that date and 3,918,384 shares of Common Stock and Exchangeable Shares outstanding as of November 8, 2024).

(3)	Includes (i) 78,000 shares of Common Stock, (ii) 247,616 shares of Common Stock issuable upon the exercise of Series A warrants, subject to a beneficial ownership blocker of 9.99%, (iii) 123,808 shares of Common Stock issuable upon the exercise of the Series C Warrants, subject to a beneficial ownership blocker of 9.99%, (iv) 123,808 shares of Common Stock issuable upon the exercise of the Series D Warrants, subject to a beneficial ownership blocker of 9.99%, and (v) 45,808 shares of Common Stock being held in abeyance that were not issued upon Iroquois Master Fund, Ltd.’s exercise of Existing Warrants, because such warrants were subject to a beneficial ownership blocker of 9.99%. Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, L.L.C. has voting control and investment discretion over securities held by Iroquois Master Fund, Ltd. As Managing Members of Iroquois Capital Management, L.L.C., Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, L.L.C. in its capacity as investment manager to Iroquois Master Fund, Ltd. As a result of the foregoing, Mr. Abbe and Ms. Page may be deemed to have beneficial ownership of the securities held by Iroquois Capital Management and Iroquois Master Fund. The address of Iroquois Capital Management, L.L.C., Iroquois Master Fund, Ltd., Mr. Abbe and Ms. Page is 2 Overhill Road, 4th Floor, Scarsdale, New York 10583.

(4)	Includes (i) 222,000 shares of Common Stock, (ii) 704,764 shares of Common Stock issuable upon the exercise of Series A warrants, subject to a beneficial ownership blocker of 9.99%, (iii) 352,382 shares of Common Stock issuable upon the exercise of the Series C Warrants, subject to a beneficial ownership blocker of 9.99%, (iv) 352,382 shares of Common Stock issuable upon the exercise of the Series D Warrants, subject to a beneficial ownership blocker of 9.99%, and (v) 130,382 shares of Common Stock being held in abeyance that were not issued upon Iroquois Capital Investment Group LLC’s exercise of Existing Warrants, because such warrants were subject to a beneficial ownership blocker of 9.99%. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner of the securities held by Iroquois Capital Investment Group LLC. The address of Iroquois Capital Investment Group LLC and Mr. Abbe is 2 Overhill Road, 4th Floor, Scarsdale, New York 10583.

(5)	Includes (i) 103,567 shares of Common Stock, (ii) 952,380 shares of Common Stock issuable upon the exercise of Series A warrants, subject to a beneficial ownership blocker of 4.99%, (iii) 29,190 shares of Common Stock issuable upon the exercise of pre-funded warrants, subject to a beneficial ownership blocker of 4.99%, (iv) 952,380 shares of Common Stock issuable upon the exercise of the Series C Warrants, subject to a beneficial ownership blocker of 4.99%, (v) 952,380 shares of Common Stock issuable upon the exercise of the Series D Warrants, subject to a beneficial ownership blocker of 4.99%, and (vi) 917,380 shares of Common Stock being held in abeyance that were not issued upon Brio Capital Master Fund Ltd.’s exercise of Existing Warrants, because such warrants were subject to a beneficial ownership blocker of 4.99%. The securities are directly held by Brio Capital Master Fund Ltd. and may be deemed to be beneficially owned by Shaye Hirsch, who has investment and dispository power over the securities. The address of Brio Capital Master Fund Ltd. and Mr. Hirsch is c/o Brio Capital Management LLC, 100 Merrick Road, Suite 401W, Rockville Centre, NY 11570.

(6)	Includes (i) 304,152 shares of Common Stock, (ii) 634,920 shares of Common Stock issuable upon the exercise of Series A warrants, subject to a beneficial ownership blocker of 4.99%, (iii) 500,000 shares of Common Stock issuable upon the exercise of the Series C Warrants, subject to a beneficial ownership blocker of 4.99%, (iv) 500,000 shares of Common Stock issuable upon the exercise of the Series D Warrants, subject to a beneficial ownership blocker of 4.99%, and (vi) 195,848 shares of Common Stock being held in abeyance that were not issued upon District 2 Capital Fund LP’s exercise of Existing Warrants, because such warrants were subject to a beneficial ownership blocker of 4.99%. The securities are directly held by District 2 Capital Fund LP and may be deemed to be beneficially owned by Michael Bigger, who has investment and dispository power over the securities. The address of District 2 Capital Fund LP and Mr. Bigger is 14 Wall Street, 2nd Floor, Huntington, NY 11743.

(7)	Includes (i) 124,425 shares of Common Stock, (ii) 317,460 shares of Common Stock issuable upon the exercise of Series A warrants, subject to a beneficial ownership blocker of 4.99%, (iii) 317,460 shares of Common Stock issuable upon the exercise of the Series C Warrants, subject to a beneficial ownership blocker of 4.99%, (iv) 317,460 shares of Common Stock issuable upon the exercise of the Series D Warrants, subject to a beneficial ownership blocker of 4.99%, and (vi) 69,132 shares of Common Stock being held in abeyance that were not issued upon Bigger Capital Fund, LP’s exercise of Existing Warrants, because such warrants were subject to a beneficial ownership blocker of 4.99%. The securities are directly held by Bigger Capital Fund, LP and may be deemed to be beneficially owned by Michael Bigger, who has investment and dispository power over the securities. The address of Bigger Capital Fund, LP and Mr. Bigger is 11700 West Charleston Blvd. #170-659, Las Vegas, NV 89135.

(8)	Includes (i) 55,643 shares of Common Stock issuable upon the exercise of representative warrants issued in the Company’s offering from February 2024, subject to a beneficial ownership blocker of 4.99%, and (ii) 62,889 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, subject to a beneficial ownership blocker of 4.99%. Ladenburg Thalmann & Co. Inc. is a registered broker dealer with a registered address of 640 Fifth Avenue, 4th Floor, New York, NY 10019. Barry Steiner has voting and dispositive power over the securities held by Ladenburg Thalmann & Co. Inc.

(9)	Includes 9,433 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, subject to a beneficial ownership blocker of 4.99%. Mr. Coherd is affiliated with Ladenburg Thalmann & Co. Inc., a registered broker dealer with a registered address of 640 Fifth Avenue, 4th Floor, New York, NY 10019, and has sole voting and dispositive power over the securities held. The Selling Stockholder acquired the Placement Agent Warrants in the ordinary course of business, and, at the time the Placement Agent Warrants were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(10)	Includes 9,433 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, subject to a beneficial ownership blocker of 4.99%. Mr. Moorefield is affiliated with Ladenburg Thalmann & Co. Inc., a registered broker dealer with a registered address of 640 Fifth Avenue, 4th Floor, New York, NY 10019, and has sole voting and dispositive power over the securities held. The Selling Stockholder acquired the Placement Agent Warrants in the ordinary course of business, and, at the time the Placement Agent Warrants were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(11)	Includes (i) 83,465 shares of Common Stock issuable upon the exercise of representative warrants issued in the Company’s offering from February 2024, subject to a beneficial ownership blocker of 4.99%, and (ii) 70,751 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, subject to a beneficial ownership blocker of 4.99%. Mr. Stergis is affiliated with Ladenburg Thalmann & Co. Inc., a registered broker dealer with a registered address of 640 Fifth Avenue, 4th Floor, New York, NY 10019, and has sole voting and dispositive power over the securities held. The Selling Stockholder acquired the Placement Agent Warrants in the ordinary course of business, and, at the time the Placement Agent Warrants were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(12)	Includes 4,717 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, subject to a beneficial ownership blocker of 4.99%. Mr. Weinberger is affiliated with Ladenburg Thalmann & Co. Inc., a registered broker dealer with a registered address of 640 Fifth Avenue, 4th Floor, New York, NY 10019, and has sole voting and dispositive power over the securities held. The Selling Stockholder acquired the Placement Agent Warrants in the ordinary course of business, and, at the time the Placement Agent Warrants were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Material Relationships Between the Selling Stockholders and Peraso

November 2024 Warrant Inducement

We engaged Ladenburg to act as our exclusive placement agent in connection with the transactions described above under the heading “Private Placement.” We paid Ladenburg a cash fee equal to 8.0% of the gross proceeds received from the Holders’ exercise of their Existing Warrants as well as a management fee equal to 1.0% of the total gross proceeds from the exercise of such warrants. We also reimbursed Ladenburg for its expenses in connection with the Private Placement in an amount of $30,000, and we issued Ladenburg and its designees the Placement Agent Warrants. The shares underlying the Placement Agent Warrants are being offered for resale in the registration statement of which this prospectus forms a part.

February 2024 Public Offering

In February 2024, we entered into an underwriting agreement with Ladenburg as the sole underwriter, relating to the issuance and sale in a public offering of (i) 480,000 shares of Common Stock, (ii) pre-funded warrants to purchase up to 1,424,760 shares of Common Stock, (iii) Series A warrants to purchase up to 3,809,520 shares of Common Stock, (iv) Series B warrants to purchase up to 3,809,520 shares of Common Stock, and (v) up to 285,714 additional shares of Common Stock, Series A warrants to purchase up to 571,428 shares of Common Stock and Series B warrants to purchase up to 571,428 shares of Common Stock that could be purchased pursuant to a 45-day option to purchase additional securities granted to Ladenburg by the Company. Ladenburg partially exercised this option on February 7, 2024 for 82,500 shares of Common Stock, Series A warrants to purchase up to 165,000 shares of Common Stock and Series B warrants to purchase up to 165,000 shares of Common Stock. The public offering, including the additional shares of Common Stock, Series A warrants and Series B warrants sold pursuant to the partial exercise of Ladenburg’s option, closed on February 8, 2024. On February 8, 2024, pursuant to the underwriting agreement, we issued Ladenburg and its designees representative warrants to purchase up to an aggregate of 139,108 shares of Common Stock at an exercise price of $2.625, subject to adjustments, which are exercisable at any time and from time to time, in whole or in part, until February 8, 2029.

ATM Program

On August 30, 2024, we entered into an At The Market Program (the “ATM Program”) with Ladenburg, as agent. We are not obligated to make any sales under the ATM Program. When we issue sale notices to Ladenburg, we designate the maximum amount of shares to be sold by Ladenburg daily and the minimum price per share at which shares may be sold. Ladenburg may sell shares by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act or in privately negotiated transactions.

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of Common Stock in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants, if any, for general corporate purposes, which may include research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the time that no Holder owns any Common Warrants or Common Warrant Shares or (ii) the Delegend Date. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PRSO.”

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, as amended, including the certificates of designation, as amended, setting forth the terms of our preferred stock. This summary is not intended to give full effect to provisions of statutory or common law. We urge you to review the following documents because they, and not this summary, define the rights of a holder of shares of Common Stock and preferred stock:

●	the General Corporation Law of the State of Delaware (the “DGCL”), as it may be amended from time to time;

●	our certificate of incorporation, as it may be amended or restated from time to time; and

●	our bylaws, as they may be amended or restated from time to time.

Our authorized capital stock consists of 120,000,000 shares of Common Stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

As of November 8, 2024, there were 3,831,199 shares of Common Stock outstanding and 1 share of Series A special voting preferred stock outstanding. In addition, as of November 8, 2024, there were outstanding:

●	1,358,550 shares of Common Stock being held in abeyance for the benefit of former holders of exercised warrants that were subject to beneficial ownership limitations;

●	87,185 shares of Common Stock issuable upon the exchange of Exchangeable Shares;

●	31,647 shares of Common Stock issuable upon the exercise of outstanding stock options, which options have a weighted average exercise price of $127.77 per share;

●	8,686 shares of Common Stock issuable upon the vesting of restricted stock units;

●	42,391 shares of Common Stock available for future issuance under the Company’s Amended and Restated 2019 Stock Incentive Plan;

●	142,857 shares of Common Stock issuable upon exercise of warrants dated June 2, 2023 at $28.00 per share;

●	7,143 shares of Common Stock issuable upon exercise of placement agent warrants dated June 2, 2023 at $28.00 per share;

●	91,875 shares of Common Stock issuable upon exercise of warrants dated November 30, 2022 at $40.00 per share;

●	3,974,520 shares of Common Stock issuable upon exercise of Series A warrants dated February 8, 2024 at $2.25 per share;

●	29,190 shares of Common Stock issuable upon exercise of pre-funded warrants dated February 8, 2024 at $0.001 per share;

●	139,108 shares of Common Stock issuable upon exercise of underwriter warrants dated February 8, 2024 at $2.625 per share;

●	2,246,030 shares of Common Stock issuable upon exercise of Series C Warrants dated November 6, 2024 at $1.61 per share;

●	2,246,030 shares of Common Stock issuable upon exercise of Series D Warrants dated November 6, 2024 at $1.61 per share; and

●	157,223 shares of Common Stock issuable upon exercise of Placement Agent Warrants dated November 6, 2024 at $1.625 per share.

Common Stock

At November 8, 2024, 3,831,199 shares of our Common Stock were outstanding and held of record by 64 stockholders (not including 1,358,550 shares of our Common Stock being held in abeyance for the benefit of former holders of exercised warrants that were subject to beneficial ownership limitations). The actual number of stockholders is significantly greater than this number of record stockholders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of stockholders of record also does not include stockholders whose shares may be held in trust by other entities.

Each holder of our Common Stock is entitled to:

●	one vote per share on all matters submitted to a vote of the stockholders;

●	dividends as may be declared by our board of directors out of funds legally available for that purpose, subject to the rights of any preferred stock that may be outstanding; and

●	his, her or its pro rata share in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock in the event of liquidation.

Holders of Common Stock have no cumulative voting rights, redemption rights or preemptive rights to purchase or subscribe for any shares of our Common Stock or other securities. All of the outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, subject to any limitations prescribed by Delaware law, to issue shares of preferred stock in one or more series and to fix and determine the relative rights and preferences of the shares constituting any series to be established, without any further vote or action by the stockholders. Any shares of our preferred stock so issued may have priority over our Common Stock with respect to dividend, liquidation and other rights.

Our board of directors may authorize the issuance of our preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. Although the issuance of our preferred stock could provide us with flexibility in connection with possible acquisitions and other corporate purposes, under some circumstances, it could have the effect of delaying, deferring or preventing a change of control.

Series A Special Voting Preferred Stock and Exchangeable Shares

We were formerly known as MoSys, Inc. (“MoSys”). On September 14, 2021, we and our subsidiaries, 2864552 Ontario Inc. and 2864555 Ontario Inc., entered into the Arrangement Agreement (the “Arrangement Agreement”) with Peraso Technologies Inc. (“Peraso Tech”), a privately-held corporation existing under the laws of the province of Ontario, to acquire all of the issued and outstanding common shares of Peraso Tech (“Peraso Shares”), including those Peraso Shares to be issued in connection with the conversion or exchange of secured convertible debentures and common share purchase warrants of Peraso Tech, as applicable, by way of a statutory plan of arrangement (the “Arrangement”), under the Business Corporations Act (Ontario).

Pursuant to the completion of the Arrangement, each Peraso Share that was issued and outstanding immediately prior to December 17, 2021 was converted into the right to receive newly issued shares of Common Stock of the Company or shares of 2864555 Ontario Inc., which are exchangeable for shares of the Company’s Common Stock (the “Exchangeable Shares”) at the election of each former Peraso Tech stockholder.

In connection with the Arrangement Agreement, on December 15, 2021, the Company filed the Certificate of Designation of Series A Special Voting Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware to designate Series A Special Voting Preferred Stock (the “Special Voting Share”) in accordance with the terms of the Arrangement Agreement in order to enable the holders of Exchangeable Shares to exercise their voting rights.

Each Exchangeable Share is exchangeable for one share of Common Stock of the Company and while outstanding, the Special Voting Share enables holders of Exchangeable Shares to cast votes on matters for which holders of the Common Stock are entitled to vote, and by virtue of the share terms relating to the Exchangeable Shares, to receive dividends that are economically equivalent to any dividends declared with respect to the shares of Common Stock.

A more detailed description of the Exchangeable Shares and the preferences, rights and limitations of the Special Voting Share is set forth in the Definitive Proxy Statement we filed with the SEC on October 18, 2021. The foregoing description of the Series A Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on December 20, 2021.

Antitakeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and of Delaware Law

Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our Common Stock.

Bylaws. Our bylaws provide that special meetings of stockholders may be called only by our chairman of the board, our chief executive officer, a majority of the total number of authorized directors or any individual holder of 25% of the outstanding shares of Common Stock. These provisions could delay consideration of a stockholder proposal until the next annual meeting. Our bylaws provide for an advance notice procedure for the nomination, other than by or at the direction of our board of directors, of candidates for election as directors, as well as for other stockholder proposals to be considered at annual meetings of stockholders. In addition, under our bylaws newly created directorships resulting from any increase in the number of directors or any vacancies in the board resulting from death, resignation, retirement, disqualification, removal from office or other cause during a director’s term in office can be filled by the vote of the remaining directors in office, and the board is expressly authorized to amend the bylaws without stockholder consent. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of our company.

Delaware Anti-Takeover Statute. Section 203 of the DGCL generally prohibits a publicly-held Delaware corporation from engaging in an acquisition, asset sale or other transaction resulting in a financial benefit to any person who, together with affiliates and associates, owns, or within three years did own, 15.0% or more of a corporation’s voting stock. The prohibition continues for a period of three years after the date of the transaction in which the person becomes an owner of 15.0% or more of the corporation’s voting stock, unless the business combination is approved in a prescribed manner. The statute could prohibit, delay, defer or prevent a change in control with respect to our company.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus and in this registration statement to the Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report of Weinberg & Company, P.A., an independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at https://www.perasoinc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 14, 2024, August 13, 2024 and November 13, 2024, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 19, 2024, February 9, 2024, April 4, 2024, June 13, 2024, July 16, 2024, August 7, 2024, August 30, 2024, October 4, 2024, November 5, 2024 and November 18, 2024 (other than any portions thereof deemed furnished and not filed); and

●	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 000-32929) filed on June 26, 2001, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Peraso Inc.

2309 Bering Dr.

San Jose, CA 95131

(408) 418-7500

Attention: Chief Financial Officer

You may also access these filings on our website at www.perasoinc.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

4,649,283 Shares of Common Stock

Issuable Upon Exercise of Outstanding Warrants

PROSPECTUS

December 10, 2024